Exhibit 21

                      Cotelligent  Group Inc.
                    Post Effective Amendment to
                      Form S-1 on Form S-4

The following is a listing of all subsidiaries of Cotelligent Group Inc. All subsidiaries are wholly-owned as of February 28, 1997.

     BFR Co., Inc
     Chamberlain Associates, Inc.
     Data Arts & Sciences, Inc.
     ESP Software Services, Inc.
     Financial Data Systems, Inc.
     INNOVA Solutions, Inc.
     JasTech, Inc.
     Data Processing Personnel, Inc.
     Pittsburg Business Consultants, Inc.
     TRC Computers, Inc.
     United Data Processing, Inc.
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